Exhibit 32.1
QUARTERLY CERTIFICATION
Pursuant to Section 906 of the Sarbanes Oxley Act of 2002
     The certification set forth below is being submitted in connection with the Form 10-Q of Santander BanCorp for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Juan Moreno Blanco, the Chief Executive Office and Roberto Jara, the Chief Accounting Officer of Santander BanCorp, each certifies that, to the best of their knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15 (d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Santander BanCorp.

Date: May 10, 2010	By:	/s/ Juan Moreno Blanco
President and Chief Executive Officer

Date: May 10, 2010	By:	/s/ Roberto Jara
Executive Vice President and
Chief Accounting Officer